Exhibit 24.1

                       POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors of U.S. Auto Receivables Company hereby severally constitutes and appoints ROBERT A. LINK, BYRON C. BABBISH and STEVEN C. POLING, or any one or more of them, to be his agents, proxies and attorneys-in-fact, to sign and execute in his name, place and stead and on his behalf as a director of U.S. Auto Receivables Company, and to file with the Securities and Exchange Commission, the Registration Statement of CARCO Auto Loan Master Trust on Form S-3, registering under the Securities Act of 1933, as amended, auto loan asset backed securities in an aggregate principal amount of $700,000,000 and any and all further amendments (including any pre- and post-effective amendments) to such Registration Statement, and to file all exhibits thereto and other documents in connection therewith, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing required to be done that may be necessary or desirable, hereby approving, ratifying and confirming all that the aforesaid agents, proxies and attorneys-in-fact do, or that any one of them does or causes to be done, on his behalf pursuant to this Power of Attorney.



     IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of this 8th day of September, 1994.



/s/ D. M. Cantwell                       /s/ E. F. Langs
    D. M. Cantwell                           E. F. Langs



/s/ T. P. Dykstra                        /s/ L. A. Neeb
    T. P. Dykstra                            L. A. Neeb



/s/ Jeremiah E. Farrell                  /s/ J. A. Sellgren
    Jeremiah E. Farrell                      J. A. Sellgren



                    /s/ John P. Tierney
                        John P. Tierney